Retirement Agreement
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Exhibit 10.8

Retirement Agreement
Craig Smith (“Retiree”) and PPM America, Inc. (“PPM”) agree as follows:
1.References. All references to PPM in this Retirement Agreement (“Agreement”) shall also include Jackson Financial Inc. and all of its direct and indirect subsidiaries and affiliates, including, but not limited to, Jackson Holdings LLC, Jackson National Life
Insurance Company, Jackson National Life Insurance Company of New York, Jackson
National Life Distributors, LLC, Jackson National Asset Management, LLC, Brooke Life
Reinsurance Company, and each of their direct and indirect subsidiaries and affiliates.
2.Retirement Date. Retiree’s last date of employment with PPM was December 31, 2025
(the “Retirement Date”).
3.Compensation to Retiree. Subject to the terms of this Agreement and provided that
Retiree complies with the terms and obligations of this Agreement and signs, returns, and does not revoke this Agreement, PPM shall make payment (the “Retirement Payment”), which sums Retiree and PPM agree are reasonable and adequate consideration for, among other terms, the releases and waivers described in this Agreement, to Retiree as follows:
a.A cash bonus for the 2025 performance year, which will be determined based on the results of both PPM’s and Jackson’s key performance indicators that are used to determine bonus funding levels for other eligible associates, shall be paid to
Retiree when annual bonuses are paid to other eligible associates for the relevant year; and
b.Long-term incentive plan (“LTIP”) award payments as outlined in i-vi below.
Retiree understands and agrees that the performance share unit (“PSU”) and restricted share unit (“RSU”) awards described in this Paragraph 3(b) shall vest at their original future vesting dates, with the ultimate number of Jackson common shares (or cash value in respect thereof) to be delivered remaining contingent upon the achievement of applicable performance metrics and other provisions as set forth in the relevant program documents, where applicable. Retiree further understands and agrees that shares (or cash value in respect thereof), as applicable, that become deliverable pursuant to this agreement are subject to administrative processes and will settle within thirty (30) days of each applicable vesting date.
i.2023 PSU Grant.  A number of the PSUs granted on March 10,
2023 (“2023 PSUs”) under the Jackson Financial Inc. 2021
Omnibus Incentive Plan (“OIP”) shall be earned and become
vested based on the actual achievement of the relevant
performance goals that apply to the 2023 PSUs during the entire performance period. The performance period for the 2023 PSUs is
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defined as the three-year period commencing January 1, 2023 and ending December 31, 2025.
ii.2023 RSU Grant. The restricted share units (“2023 RSUs”) granted on March 10, 2023 (“2023 Grant Date”) under the OIP vest in
three equal installments.  The first and second installments vested in the normal course on the first and second anniversaries of the
2023 Grant Date in accordance with the award agreement
applicable to the 2023 RSUs and are outside the scope of this
Agreement.  The third installment shall vest on the third
anniversary of the 2023 Grant Date.
iii.2024 PSU Grant.  A number of the PSUs granted on March 10,
2024 (“2024 PSUs”) under the OIP shall be earned and become
vested based on the actual achievement of the relevant
performance goals that apply to the 2024 PSUs during the entire performance period (as if the Retiree’s employment had continued
during the entire performance period). The performance period for the 2024 PSUs is defined as the three-year period commencing
January 1, 2024 and ending December 31, 2026.
iv.2024 RSU Grant.  The restricted share units (“2024 RSUs”)
granted on March 10, 2024 (“2024 Grant Date”) under the OIP
vest in three equal installments. The first installment vested in the normal course on the first anniversary of the 2024 Grant Date in accordance with the award agreement applicable to the 2024 RSUs and is outside the scope of this Agreement.  The second and third installments shall vest on the second and third anniversaries of the
2024 Grant Date, respectively.
v.2025 PSU Grant.  A number of the PSUs granted on March 10,
2025 (“2025 PSUs”) under the OIP shall be earned and become
vested based on the actual achievement of the relevant
performance goals that apply to the 2025 PSUs during the entire performance period (as if the Retiree’s employment had continued
during the entire performance period). The performance period for the 2025 PSUs is defined as the three-year period commencing
January 1, 2025 and ending December 31, 2027.
vi.2025 RSU Grant.  The restricted share units (“2025 RSUs”)
granted on March 10, 2025 (“2025 Grant Date”) under the OIP
vest in three equal installments. The first, second, and third installments shall vest on the first, second, and third anniversaries of the 2025 Grant Date, respectively.
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4.General Release.  Subject to Paragraph 20 and except for any claims that by law are non-
waivable, Retiree, without limitation of any kind, waives, releases and forever discharges
PPM and the other Released Parties, from all claims, including claims as a class action participant, known and unknown, that Retiree might now have or has ever had against
PPM or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Retiree signs this
Agreement, including, without limitation, on account of or arising from or in any way related to Retiree’s employment with PPM, compensation, other terms and conditions of employment, and/or the conclusion of that employment, including, but not limited to, claims related to any disclosures PPM must make to the Financial Industry Regulatory
Authority (“FINRA”) or any regulatory authority regarding the conclusion of Retiree’s employment, claims for breach of any express or implied contract and/or employee handbook, claims for wrongful discharge, and claims for employment discrimination of all types, including but not limited to retaliation, harassment, race, color, national origin, religion, ethnicity, age, gender, sex, sexual orientation and disability.  The term
“Released Parties” as used in this Agreement includes: (a) PPM and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities
(whether or not they are wholly owned); and (b) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, members, associates, employees, and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above.
5.Specific Release. Without limiting in any way the General Release provided in Paragraph
4 of this Agreement, and notwithstanding any provision anywhere to the contrary, Retiree specifically waives, releases and forever discharges PPM and the other Released Parties from all claims, known and unknown, that Retiree might now have or has ever had:
a.in any federal, state, or local court, commission or agency, or under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind);
b.for employment discrimination and actions prohibited by the Age Discrimination in Employment Act of 1967 (“ADEA”), 42 U.S.C. §§621-634, as amended by the
Older Workers Benefit Protection Act of 1990 (“OWBPA”); Title VII of the Civil
Rights Act of 1964, 42 U.S.C. §§2000e, et seq; the Civil Rights Act of 1991; the
Employee Retirement Income Security Act of 1974 (except for vested ERISA benefits), 29 U.S.C. §1001, et seq; the Americans with Disabilities Act of 1990, as amended; the Rehabilitation Act; the Reconstruction Era Civil Rights Act.
including 42 U.S.C. §1981 and 42 U.S.C. §1983, the Family and Medical Leave
Act and any similar state laws; the Equal Pay Act and any similar laws; the
Occupational Safety and Health Act; the Fair Labor Standards Act; the
Consolidated Omnibus Budget Reconciliation Act; the Fair Credit Reporting Act
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and any similar state laws; the National Labor Relations Act; the Genetic
Information Nondiscrimination Act; the Illinois Human Rights Act; the Illinois
Equal Wage Act; the Illinois Minimum Wage Law; the Illinois Right to Privacy in
the Workplace Act; the Illinois Biometric Information Privacy Act; the Illinois
Genetic Privacy Act; the Illinois Nursing Mothers in the Workplace Act; the
Illinois School Visitation Rights Act; the Illinois AIDS Confidentiality Act; the
Illinois Adjustment and Retraining Notification Act; the Illinois Victims’
Economic Security and Safety Act; the Illinois Family Military Leave Act, if
applicable; the Illinois Workplace Transparency Act; the Illinois Occupational
Safety and Health Act; and the Illinois Constitution; all as amended, and any claims or rights arising under any other applicable federal, state, local, or foreign statutes, laws, and/or regulations that may be legally waived and released;
c.or acquire, for any award of money and equitable relief that by law or regulation, or otherwise, Retiree might pursue or be awarded in any forum, including but not limited to the U.S. Equal Employment Opportunity Commission and any federal or state fair employment practice agency.
Notwithstanding the foregoing in Paragraphs 4 and 5 above, these releases and waivers shall not apply to any claim for unemployment or workers’ compensation, or a claim that by law is non-waivable.
6.Taxes.  PPM will withhold income, employment, and other taxes required to be withheld as a matter of law, rule or regulation from the payment(s) described in this Agreement, and Retiree exclusively shall be responsible for taxes due as a result of any payments and benefits under this Agreement. The payments made pursuant to this Agreement are intended to be exempt from, or compliant with, Section 409A of the Internal Revenue
Code of 1986, as amended, and the applicable regulations and guidance thereunder
(“Section 409A”), and this Agreement shall be construed accordingly. In no event whatsoever will PPM be liable for any additional tax, interest or penalties that may be imposed on Retiree under Section 409A or any damages for failing to comply with
Section 409A. Each payment made under this Agreement shall be treated as a separate payment for purposes of Section 409A.
7.Exclusive Payments.  Retiree acknowledges and agrees that he has been provided with and has received all compensation to which he was legally entitled during his employment with PPM, that he was not subjected to any improper treatment, conduct or actions as a result of a compensation request, that he has no other pending claims, lawsuits, or administrative charges against PPM and that he has not sustained any work-
related illness or injuries for which he has not already filed a workers’ compensation claim.  Except as expressly provided in this Agreement, PPM shall have no obligation pursuant to any employment agreement or offer letter; any bonus, incentive or transitional management plan or award, including but not limited to the OIP or otherwise, whether or not vested, to make payment of any kind to or for Retiree, and Retiree expressly waives any such claim to other compensation, payments, benefits, or recovery of any kind from
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PPM (including without limitation any bonus, severance, equity or other payments).
Notwithstanding the foregoing, neither this Paragraph nor any other Paragraph of this
Agreement impairs in any manner whatsoever the entitlement Retiree may have, if any, to benefits provided under the Jackson National Life Insurance Company Defined
Contribution Retirement Plan  (the “401(k) Plan”), the Jackson National Life Insurance
Company Management Deferred Income Plan (the “MDIP”), and any entitlement that
Retiree may have to continue to participate in Jackson’s Group Benefit Plan as required by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) or applicable law.
If Retiree elects to receive COBRA coverage, Retiree is responsible for paying the full amount of the premium for any such coverage.
8.Return of Property. Retiree shall return to PPM all property, equipment, items, documents, lists, and other materials belonging to or generated for PPM, including, but not limited to, computer hardware, including laptop computers; computer software;
business records and information, including correspondence, spreadsheets, and computer-
generated printouts; and keys and access badges on or before the Retirement Date.  If any property that is otherwise subject to return under this provision is stored electronically on a form of media that cannot be returned to PPM, such as a third-party email server,
Retiree shall permanently delete such information and retain no copies thereof.
9.No Disparagement or Public Disclosure.
a.Retiree shall not disparage or denigrate PPM, its officers, directors, or employees or the officers, directors, or employees of its parent, subsidiary, or affiliated companies, or PPM’s products, in any manner whatsoever and will do and say nothing to encourage or facilitate the disassociation of persons currently affiliated with PPM and, if called upon by PPM to do so, will employ honest effort to encourage continued and new affiliations with PPM.
b.Except as provided by Paragraph 9c of this Agreement, Retiree neither shall disclose, nor participate in public discussion of, PPM-related information, regardless of whether PPM considers the information Confidential Information, that Retiree acquired by virtue of Retiree’s employment with PPM.
c.Nothing in this Paragraph 9 or any other Paragraph of this Agreement shall preclude Retiree from reporting or providing information to, cooperating with, or assisting any regulatory agency and/or law enforcement agency regarding any claim or suspicion that PPM has or may have violated any law or regulation, or otherwise disclosing or providing information at PPM’s written request.
10.Continued Cooperation. Retiree represents and warrants that Retiree has acted in good faith while employed by PPM and, as well, that Retiree will cooperate in the orderly transition of duties to the extent reasonably requested by PPM. Retiree, without duration limitation, shall provide all assistance, including but not limited to attendance at depositions, hearings, and participation in other proceedings or in connection with
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investigations, that PPM shall reasonably require. Retiree shall make no untrue statement or allegation in or with respect to any such proceeding, or to any legal authority or regulator.  Should Retiree be subpoenaed or otherwise contacted in any way in connection with any litigation, proceeding, or investigation involving PPM, Retiree agrees to immediately notify PPM and give PPM an opportunity to respond to such notice before taking any action or making any decision in connection with the subpoena or contact, except this requirement will not apply to communications permitted by
Paragraph 20 herein.  PPM agrees to reimburse Retiree for reasonable out-of-pocket expenses incurred in connection with the above cooperation under this Paragraph.
11.Non-Solicitation and Non-Interference with Business Relations. In consideration for the
Retirement Payment set forth in this Agreement and consistent with the OIP and relevant award agreements, Retiree agrees that Retiree will not, without PPM’s prior express written authorization, for the period occurring between the Retirement Date and the vesting date of any compensation described in Paragraph 3 of this Agreement, directly or indirectly through any third party (including, without limitation, through a fund, partnership, corporation, or similar entity) or in any other capacity:
a.own any interest in, manage, control, participate in, consult with, render services for, or otherwise be or be connected in any manner with any business competing directly or indirectly with the business of PPM or the business of its subsidiaries or any other business that PPM and its subsidiaries have conducted during the one-year period immediately preceding the Retirement Date or has plans to conduct as of the Retirement Date anywhere in the world;
b.hire, solicit, recruit, or induce (or attempt to hire, solicit, recruit, or induce) any person (i) while he or she is an employee, partner, or member of Jackson or any of its subsidiaries and affiliates or (ii) who was an employee, partner, or member of
Jackson or any of its subsidiaries and affiliates within the twelve (12) months preceding the date of such hiring, solicitation, recruitment, or inducement
(collectively “Off-Limits Employees”);
c.assist, directly or indirectly, in hiring, soliciting, recruiting, or inducing any Off-
Limits Employees for Retiree or any other individual or entity (including, without limiting the generality of the foregoing, by suggesting to any such individual or entity or to any of their respective agents potential employment opportunities for, or candidacy of, any Off-Limits Employees);
d.encourage any Off-Limits Employee to terminate his or her employment, partnership, or membership with PPM or any of its subsidiaries and affiliates;
e.solicit, induce, or assist another individual or entity in soliciting or inducing any of PPM’s current, former, or prospective customer (individually or collectively,
“Customers”) or interfering with PPM’s business relationship with any such
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Customer; provided, however, that it shall not be a breach of this clause if, on behalf of a subsequent employer, (i) Retiree participates in ordinary-course reporting, such as an investor presentation on an investment, to any group of investors that includes a Customer or (ii) Retiree engages with Customers who were pre-existing customers of Retiree’s employer prior to commencing that employment, other than for the purpose of interfering with PPM’s business relationship with any such Customer; or
f.induce or attempt to induce or assist another individual or entity in soliciting or inducing any person or entity (including any supplier, broker, agent, licensee or other business relation of PPM or any of its subsidiary) to cease doing business with PPM or any of its subsidiaries, or interfere in any way with the relationship between any such person or entity and PPM or any of its subsidiaries, that was, within the twelve (12) months preceding or following such solicitation or inducement, a member of PPM’s networks of directors, experts, advisors, or service providers whose services directly support activities related to PPM’s business (collectively “Off-Limits Third Parties”); provided, however, that
Retiree may utilize the services of any of the Off-Limits Third Parties that is (i) a law firm, (ii) an investment bank, or (iii) any other Off-Limits Third Party that has a pre-existing business relationship with a subsequent employer to the extent that
(A) those services are available to persons other than PPM, (B) Retiree’s utilization of those services does not prevent, diminish, or otherwise interfere with
PPM’s utilization of those services, and (C) in utilizing those services, Retiree does not violate any of Retiree’s other commitments and obligations to PPM.
Retiree further acknowledges and agrees that (i) unless otherwise approved by PPM, without limiting any of PPM’s rights pursuant to any clawback or recapture policy that
PPM may have in effect from time to time, in the event of Retiree’s violation of any of the covenants contained in this Paragraph 11, Retiree will immediately forfeit all unvested PSUs and RSUs held by Retiree, and Retiree will have no further rights with respect thereto; and (ii) the identities and contact information of Customers, Off-Limits
Employees, or Off-Limits Third Parties (including, for the sake of clarity, prospective clients, or prospective investors) that are not otherwise publicly available in their capacities as such shall constitute Confidential Information and that the sale or unauthorized use or disclosure of this or any other Confidential Information would constitute a breach of Retiree’s non-disclosure obligations.
12.Breach of Agreement. Notwithstanding any Paragraph in this Agreement to the contrary, in the event that Retiree shall breach this Agreement, the releases and waivers to which
Retiree agreed in this Agreement shall survive that breach and remain valid and fully enforceable, but Retiree will forfeit any remaining payments due pursuant to this
Agreement, and PPM shall retain all other legal and equitable remedies available to it.
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13.Controlling Law. Except to the extent federal law controls, this Agreement shall be interpreted in accordance with the law of Illinois, except for Illinois’s conflict of laws rules, which shall not apply.
14.Litigation Venue and Attorney Fees. Any litigation to enforce any term of this Agreement shall be pursued exclusively in Cook County Circuit Court, Illinois, or the United States
District Court for the Northern District of Illinois.
In the event PPM prevails in legal proceedings to enforce the terms of this Agreement, then PPM shall recover its actual costs and reasonable attorney fees incurred.
15.Unenforceable Provisions. In the event Retiree obtains any legally binding determination that one or more Paragraphs of this Agreement is unenforceable by application of law, the remaining Paragraphs nevertheless shall be enforceable to the full extent permitted by law; provided, however, in such event, PPM may elect to terminate PPM’s and Retiree’s remaining obligations under this Agreement by sending Retiree written notice of that election within thirty (30) days of any final legal declaration of unenforceability.
16.PPM’s “Non-Solicitation, Intellectual Property Assignment and Confidentiality
Agreement” and Award Agreements. Retiree’s obligations and assignments described in any written PPM agreement previously signed and/or acknowledged by Retiree governing Retiree’s obligations with respect to “Non-Solicitation,” “Intellectual
Property,” and/or “Confidentiality” and with respect to any long term incentive awards described in Paragraph 3 shall continue and remain enforceable; provided however, that in the event of a conflict between such obligations and the terms of this Agreement: (i)
the terms of this Agreement shall control with regard to “Non-Solicitation,” “Intellectual
Property,” and/or “Confidentiality”; and (ii) the terms of the relevant award agreement shall control with regard to the long term incentive awards described in Paragraph 3.
17.Headings. The Paragraph headings in this Agreement are for reference only and shall not limit or otherwise inform the Paragraphs’ meaning.
18.No Further Authority. As of the Retirement Date and unless otherwise expressly authorized in writing by PPM, Retiree shall have no authority or power to, and shall not represent to third parties that Retiree has the authority or power to, act for or on behalf of
PPM or bind PPM with respect to third parties, and Retiree relinquishes all offices, directorships, committee appointments, and similar positions with PPM or any direct or indirect subsidiary, affiliate, fund, or parent of PPM.
19.Acceptance of, and Right to Revoke, Agreement.
a.Retiree may not accept, sign, date, or return this Agreement before Retiree’s
Retirement Date.
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b.Consistent with federal laws protecting persons from age discrimination, including the ADEA as amended by the OWBPA:
i.Retiree acknowledges that Retiree is knowingly and voluntarily waiving and releasing any rights Retiree may have under the
ADEA and OWBPA through the date Retiree signs this
Agreement, and that the consideration given for this waiver is in addition to anything of value to which Retiree is already entitled;
ii.PPM hereby advises Retiree that this release does not apply to any rights or claims that may arise after the date Retiree signs this
Agreement;
iii.PPM hereby advises Retiree to consult with an attorney (at
Retiree’s cost) prior to signing and returning this Agreement;
iv.Retiree shall have until 11:59 p.m. central time on the date twenty-
one (21) days after being presented with this Agreement to accept and sign the Agreement, and to deliver the Agreement as provided in Paragraph 19d of this Agreement; and
v.Should Retiree timely accept and sign the Agreement, Retiree thereafter shall have seven (7) days to revoke Retiree’s acceptance.
If Retiree revokes such acceptance of this Agreement as described in Paragraph 19e of this Agreement, this Agreement shall be
rendered void and without effect and neither PPM nor Retiree shall have any duty or obligation to the other party hereunder.
c.No deadline provided in this Paragraph of this Agreement shall be extended because of any change to any of the terms, material or otherwise, of the
Agreement as initially or subsequently presented to Retiree.  Changes to this
Agreement, whether material or immaterial, do not restart the running of Retiree’s
21-day consideration period.
d. In the event Retiree elects to ACCEPT this Agreement, Retiree must deliver this
Agreement, signed, dated and initialed where indicated, to Katie Schmitz in
Human Resources.  Delivery may be made via email so long as the original signed document is separately mailed to Katie Schmitz.
e. In the event Retiree elects to REVOKE Retiree’s acceptance of this Agreement,
Retiree must communicate that decision to Katie Schmitz.
20.No Forbidden Waiver. Retiree acknowledges and agrees that this Agreement is intended to include in its release effect, without limitation, all claims known or unknown that he
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has or may have, up to and including the date of this Agreement, except for claims which:
(a) cannot be released solely by private agreement; (b) are for unemployment or workers’
compensation benefits; (c) are to enforce or challenge this Agreement; (d) arise after the effective date of this Agreement; (e) are for vested 401(k) or pension benefits; or (f) are permitted by this Paragraph.
Notwithstanding any other provision of this Agreement, nothing in this this Agreement shall (i) prohibit Retiree from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of, and rules promulgated under, Section 21F of the Securities Exchange Act of 1934 or Section
806 of the Sarbanes-Oxley Act of 2002 (as amended), FINRA, or of any other whistleblower protection provisions of federal, state, or local law or regulation, or (ii)
require notification or prior approval by PPM of any reporting described in provision (i)
of this Paragraph.  Nor is this Agreement intended to preclude Retiree from filing a charge or complaint with, communicating and cooperating with, giving truthful testimony or statements or disclosures to, or participating in any investigation or other proceeding undertaken by, the U.S. Equal Employment Opportunity Commission (“EEOC”), any
state or local fair employment practices agency acting as an EEOC referring agency, or other federal state, local or other governmental agency or regulatory entity, or otherwise pursuing any claim that by law cannot be released or waived by private agreement.
Furthermore, pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement prohibits or creates liability for any such protected conduct.
21.Agreement Effective Date. This Agreement is effective only in the event that Retiree accepts, signs and timely delivers this Agreement as provided in Paragraph 19d of this
Agreement and does not timely revoke Retiree’s acceptance; in that circumstance, the
Agreement Effective Date is the date upon which Retiree’s right to revoke the Agreement expires.
22.Remedies.  Retiree acknowledges and agrees that a breach by Retiree of any provision of
Paragraph 11 of this Agreement will result in immediate and irreparable harm to PPM for which full damages cannot readily be calculated and for which damages are an inadequate remedy.  Accordingly, Retiree agrees that PPM shall be entitled to injunctive relief to prevent any such actual or threatened breach or any continuing breach by Retiree
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(without posting a bond or other security), without limiting any other remedies that may be available to it.  Retiree further agrees to reimburse PPM for all costs and expenditures, including but not limited to reasonable attorneys’ fees and court costs, incurred by it in connection with the successful enforcement of any of its rights under Paragraph 11 of this
Agreement.
23.Third-Party Beneficiaries. Except as expressly provided to the contrary in this
Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Agreement. Retiree agrees that all PPM subsidiaries and affiliates shall be express third-party beneficiaries of this Agreement (and the releases and waivers contained in this Agreement) and shall be permitted to enforce the terms of this Agreement as it they were parties hereto.
24.Entire Agreement; Amendment. This Agreement is the entire agreement between Retiree and PPM concerning the matters identified herein and, except as provided in Paragraph
16 of this Agreement or as otherwise expressly stated herein, supersedes all prior and contemporaneous oral and written agreements and understandings between the parties concerning the matters identified herein. This Agreement will be binding on the parties’
successors, assigns, heirs, and executors. No modification of this Agreement shall be effective unless written and signed by both parties.
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SIGNATURES
The terms and conditions of this Agreement are agreed to by both Parties as witnessed by their respective signatures below. By signing this Agreement, the signatories below each certify that they are duly authorized to bind themselves or their respective Party to this
Agreement.
RETIREEPPM AMERICA, INC.
Signed: /s/ Craig D. Smith                Signed: /s/ Tom Janda
Name: Craig D. Smith                      Name: Tom Janda
Date: Jan. 20, 2026                          Title: VP, Total Rewards and Consulting
Date: 1/28/2026
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ACKNOWLEDGEMENT
I acknowledge that:
1. I have read and understand completely the terms and effect of this Agreement and that my decision to sign this Agreement was knowing and voluntary and made only after full and careful consideration.
2. I was advised before I signed this Agreement that I had the right to consult with an attorney (at my cost) before signing this Agreement and to consult an attorney again (at my cost) before expiration of the revocation period described in Paragraph 19e of this
Agreement.
3. The payments and benefits described in this Agreement are those to which I am entitled only by virtue of signing (without revoking) this Agreement, in addition to anything of value to which I already am entitled, and are offered to me in return for the releases, waivers, and other obligations to which I have agreed in this Agreement.
4. By virtue of signing this Agreement, I am releasing and waiving claims through the date on which I sign this Agreement.
5. PPM has made no representation regarding the likely income tax treatment or consequences of the payments described in this Agreement.
/s/ Craig D. Smith                                            Date Jan. 20, 2026
Retiree